                                                                   EXHIBIT 99.1


                   PRO FORMA CONDENSED FINANCIAL INFORMATION


On July 8, 1999, Yellow Corporation completed a cash tender offer to purchase the outstanding shares of common stock of Jevic Transportation, Inc. at a price of $14 per share. The following unaudited pro forma condensed statement of operations for the three months ended March 31, 1999 and for the year ended December 31, 1998 give effect to the acquisition as if it had occurred at the beginning of the periods presented. The unaudited pro forma condensed balance sheet as of March 31, 1999 gives effect to the acquisition as if it had occurred on that date. The unaudited pro forma condensed financial information shows the combined results of Yellow Corporation and Jevic Transportation, Inc. for the periods presented as well as pro forma purchase accounting adjustments. The pro forma information is presented for informational purposes only and the results do not purport to be indicative of what would have occurred had the acquisition been made at the beginning of the periods presented, or the result which may occur in the future.

                                                         EXHIBIT 99.1 continued




                      YELLOW CORPORATION AND SUBSIDIARIES
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1999
                            (unaudited, in millions)

                                                      Yellow          Jevic             Pro Forma
                                                   Corporation    Transportation       Adjustments     Pro Forma

     ASSETS:
     Cash                                          $   35.7         $  3.3                            $   39.0
     Accounts receivable                              252.9           29.2                               282.1
     Prepaid expenses and other                        55.5            6.5                                62.0
                                                   --------         ------                            --------
         Total current assets                         344.1           39.0                               383.1

     PROPERTY AND EQUIPMENT, net                      702.8          124.6                 1.1           828.5

     GOODWILL AND OTHER ASSETS                         28.1            1.2                82.0           111.3
                                                   --------         ------              ------        --------
                                                   $1,075.0         $164.8                83.1        $1,322.9
                                                   --------         ------              ------        --------



     LIABILITIES AND SHAREHOLDERS
     EQUITY:

     CURRENT LIABILITIES:
       Accounts payable and checks outstanding     $  101.4         $  9.1                            $  110.5
       Wages and employees' benefits                  142.4            5.9                               148.3
       Other current liabilities                      147.0           13.4                (4.2)          156.2
       Current maturities of long-term debt             0.1           12.2                  --            12.3
                                                   --------         ------              ------        --------
         Total current liabilities                    390.9           40.6                (4.2)          427.3

     OTHER LIABILITIES:
       Long-term debt                                 156.8           30.4               164.9           352.1
       Deferred income taxes                           19.7           15.8                 0.4            35.9
       Claims, insurance and other                    142.4             --                  --           142.4
                                                   --------         ------              ------        --------
         Total other liabilities                      318.9           46.2               165.3           530.4

     SHAREHOLDERS' EQUITY:
       Common stock                                    29.4             --                                29.4
       Capital surplus                                 15.1           72.4               (72.4)           15.1
       Retained earnings                              405.8            5.6                (5.6)          405.8
       Treasury stock                                 (85.1)            --                 --            (85.1)
                                                   --------         ------              ------        --------
         Total shareholders' equity                   365.2           78.0               (78.0)          365.2
                                                   --------         ------              ------        --------
                                                   $1,075.0         $164.8              $ 83.1        $1,322.9
                                                   --------         ------              ------        --------

                                                          EXHIBIT 99.1 continued


                      YELLOW CORPORATION AND SUBSIDIARIES
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999
                 (unaudited, in millions except per share data)

                                                      Yellow          Jevic             Pro Forma
                                                   Corporation    Transportation       Adjustments     Pro Forma

OPERATING REVENUE                                  $  727.5         $ 65.8                              $793.3
                                                   ---------        ------                              ------

OPERATING EXPENSES:
  Salaries, wages and employee benefits               473.6           34.3                               507.9
  Operating expenses and supplies                     113.3           10.6                               123.9
  Operating taxes and licenses                         23.1            3.1                                26.2
  Claims and insurance                                 16.0            1.0                                17.0
  Depreciation and amortization                        24.7            4.4                 0.4            29.5
  Purchased transportation                             65.0            7.5                  --            72.5
                                                   ---------        ------              -------         ------
     Total operating expenses                         715.7           60.9                 0.4           777.0
                                                   ---------        ------              -------         ------

INCOME FROM OPERATIONS                                 11.8            4.9                (0.4)           16.3

NONOPERATING EXPENSES:
  Interest expense                                      2.9            0.7                 2.5             6.1
  Other, net                                            0.7             --                  --             0.7
                                                   ---------        ------              -------         ------
                                                        3.6            0.7                 2.5             6.8

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES          8.2            4.2                (2.9)            9.5

INCOME TAX PROVISION                                    3.4            1.7                (0.9)            4.2
                                                   ---------        ------              -------         ------

INCOME FROM CONTINUING OPERATIONS                  $    4.8         $  2.5              $  (2.0)        $  5.3
                                                   ---------        ------              -------         ------


BASIC EARNINGS PER SHARE FROM CONTINUING
OPERATIONS                                         $    0.19                                            $ 0.21
                                                   ---------                                            ------

DILUTED EARNINGS PER SHARE FROM CONTINUING
OPERATIONS                                         $    0.19                                            $ 0.21
                                                   ---------                                            ------

SHARES OUTSTANDING-BASIC                               25.41                                             25.41
                                                   ---------                                            ------

SHARES OUTSTANDING-DILUTED                             25.62                                             25.62
                                                   ---------                                            ------

                                                         EXHIBIT 99.1 continued



                      YELLOW CORPORATION AND SUBSIDIARIES
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                 (unaudited, in millions except per share data)


                                                              Yellow           Jevic          Pro Forma
                                                            Corporation    Transportation    Adjustments      Pro Forma

OPERATING REVENUE                                           $2,900.6          $226.1                           $3,126.7
                                                            --------          ------                           --------
OPERATING EXPENSES:
  Salaries, wages and employee benefits                      1,848.5           114.2                            1,962.7
  Operating expenses and supplies                              446.9            39.0                              485.9
  Operating taxes and licenses                                  94.1            10.4                              104.5
  Claims and insurance                                          72.0             3.9                               75.9
  Depreciation and amortization                                103.8            14.8             1.7              120.3
  Purchased transportation                                     251.9            27.1              --              279.0
                                                            --------          ------           -----           --------
     Total operating expenses                                2,817.2           209.4             1.7            3,028.3
                                                            --------          ------           -----           --------
INCOME FROM OPERATIONS                                          83.4            16.7            (1.7)              98.4

NONOPERATING EXPENSES:
  Interest expense                                              11.7             1.4             9.9               23.0
  Other, net                                                     2.2            (0.1)          -----                2.1
                                                            --------          ------                           --------
                                                                13.9             1.3             9.9               25.1
                                                                                               ------
INCOME FROM CONTINUING                                          69.5            15.4           (11.6)              73.3
OPERATIONS BEFORE TAXES

INCOME TAX PROVISION                                            29.4             6.1            (3.8)              31.7
                                                            --------          ------           -----           --------
INCOME FROM CONTINUING                                      $   40.1          $  9.3           $(7.8)          $   41.6
                                                            --------          ------           -----           --------
OPERATIONS

BASIC EARNINGS PER SHARE FROM                               $    1.50                                          $   1.55
CONTINUING OPERATIONS                                       ---------                                          --------

DILUTED EARNINGS PER SHARE FROM                             $    1.49                                          $   1.54
CONTINUING OPERATIONS                                       ---------                                          --------

SHARES OUTSTANDING-BASIC                                        26.71                                             26.71
                                                            ---------                                          --------
SHARES OUTSTANDING-DILUTED                                      26.92                                             26.92
                                                            ---------                                          --------

                                                          EXHIBIT 99.1 continued



                      YELLOW CORPORATION AND SUBSIDIARIES
                    NOTES TO PRO FORMA CONDENSED STATEMENTS
                                  (unaudited)



Note 1:  Transaction Description

On July 8, 1999, the company completed a cash tender offer for all of the common stock of Jevic Transportation, Inc. at $14.00 per share. The transaction was accounted for as a purchase. The aggregate purchase price of the stock, including vested stock options, and transaction costs was approximately $160.7 million, net of an estimated $4.2 tax benefit relating to the cost of the stock options. Transaction costs relate primarily to legal and professional fees.

           Purchase Price:
           Common stock tendered                         $149.9
           Stock options, net of tax benefit                6.4
           Transaction fees and expenses                    4.4
                                                         ------
                                                         $160.7


Note 2: Purchase Price Allocation and Pro Forma Adjustments

Property and equipment was recorded at fair value resulting in a $1.1 million increase over historical book value and an increase in deferred taxes of $0.4 million. Fair value adjustments to property and equipment were based on results from recent asset appraisals and on comparable third party market value data. The excess of purchase price over fair value of assets acquired has been allocated to goodwill, which is being amortized over 40 years. The acquisition is being financed under the company's existing credit facilities.

             Allocation of Purchase Price:
             Tangible net assets acquired                $ 78.0
             Fair value adjustment, net                     0.7
             Goodwill                                      82.0
                                                         ------
                                                         $160.7

The pro forma interest expense adjustment is based on a 6 percent annualized rate, which approximates the interest rate available under the company's existing credit facilities. A 1/8 percent variance in the annualized interest rate would change the pro forma before tax interest costs by approximately $0.2 million annually.

The pro forma income tax expense adjustment is based on an estimated statutory federal and state tax rate of 38 percent.